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                                                                    EXHIBIT 31.2

                CERTIFICATION PURSUANT TO 15 U.S.C. SECTION 10A,
                   AS ADOPTED PURSUANT TO SECTION 302 OF THE
                           SARBANES-OXLEY ACT OF 2002

    I, Frederic B. Bassett, certify that:

     1. I have reviewed this report on Form 10-K/A (Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2004) of EDO Corporation (the "Registrant");

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect this amended report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

Date:  July 29, 2005
                                       /s/Frederic B. Bassett
                              --------------------------------------------------
                                          Frederic B. Bassett
                                          Vice President -- Finance, Treasurer
                                          and Chief Financial Officer